Exhibit 10.1

In accordance with Item 601(b)(10)(iv) of Regulation S-K, information indicated with “[***]” has been redacted because it is both not material and is the type that the registrant treats as private or confidential.

Amendment No. 1 to the

Commercialization and Reference Laboratory Agreement

This Amendment No. 1 (“Amendment”) is made as of the date of the last signature below (“Amendment Date”) between Personalis, Inc. (“Personalis”) and Tempus AI, Inc. f/k/a Tempus Labs, Inc. (“Tempus”), and amends the Commercialization and Reference Laboratory Agreement with the effective date of November 25, 2023 (the “Agreement”). Tempus and Personalis are each a “Party” and together the “Parties.” The Parties wish to modify the terms of the Agreement as set forth herein. In consideration of the mutual promises herein, the Parties agree as follows:

1.

Termination. Section 3(b)(i) is amended to increase each Party’s notice obligation from 18 months’ to 30 months’ prior written notice to terminate the Agreement for convenience after the one-year anniversary of the Effective Date.

2.

Assignment. In addition to the obligations set forth in Section 9(g), if Personalis effectuates (I) an assignment of the Agreement or any interest thereunder to a Competitor of Tempus or (II) a Change of Control Transaction with a Competitor of Tempus, Personalis must (a) obtain the Competitor’s written agreement to (i) in the case of clause (I) (or clause (II) to the extent Personalis is not the surviving entity), assume Personalis’ rights and obligations under the Agreement, (ii) use its reasonable best efforts to perform and discharge such assumed obligations in the same manner and to the same extent that Personalis would have been required to perform if no such assignment or Change of Control Transaction, as applicable, had taken place, and (iii) not treat Tempus materially less favorably under the Agreement than Personalis or such Competitor, as applicable, treats any other similarly-situated third parties under any similar arrangements with respect to any such assumed rights and obligations as a result of its status as a Competitor, and (b) provide a copy of such written agreement to Tempus.

3.	Laboratory Capacity. Exhibit A, Section 2(d) is amended as follows:

a.	[***] new patients in the [***] period following the Lung Launch Date;

b.	[***] new patients in the [***] period following the Lung Launch Date; and

c.	[***] new patients in the [***] period following Lung Launch Date.

4.

Incorporation. Except as set forth herein, the provisions of the Agreement will remain in full force and effect. If the Amendment and Agreement are inconsistent, the terms and provisions of this Amendment will supersede the terms and provisions of the Agreement to the extent necessary to satisfy the purposes of this Amendment.

[Signature Page follows]

The Parties enter into this Amendment by signature of their authorized representatives below.

Personalis, Inc.		Tempus AI, Inc.

By:	/s/ Aaron Tachibana	By:	/s/ Jim Rogers
Name:	Aaron Tachibana	Name:	Jim Rogers
Title:	Chief Financial Officer and Chief Operating Officer	Title:	Chief Financial Officer
Date:	August 16, 2024	Date:	August 16, 2024